Exhibit 99.1
Fortive Reports Strong Fourth Quarter and Full Year 2022 Results
Introduces First Quarter and Full Year 2023 Outlook
•Delivered significant revenue growth, margin expansion, earnings and cash flow growth in 2022, all above the respective guidance set coming into the year
•Q4 total and core revenue growth of 11% and 14% respectively, all segments positively contributing
•Q4 GAAP EPS of $0.64; Adjusted EPS of $0.88, up 11%; operating cash flow of $464 million, up 62% and free cash flow of $428 million, up 62%, demonstrating robust compounding model
•Expect 2023 GAAP EPS of $2.30-$2.45, Up 10-17%; Adjusted EPS of $3.25-$3.40, Up 3-8%
EVERETT, WA, February 1, 2023 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced financial results for the fourth quarter and full year 2022.
For the fourth quarter, net earnings from continuing operations were $227 million. For the same period, adjusted net earnings from continuing operations were $313 million. Diluted net earnings per share from continuing operations for the fourth quarter were $0.64. For the same period, adjusted diluted net earnings per share from continuing operations were $0.88.
For the fourth quarter, revenues from continuing operations increased 11% year-over-year to $1.53 billion, which included core revenue growth of 14%.
For the full year, net earnings from continuing operations were $755 million. For the same period, adjusted net earnings from continuing operations were $1.13 billion. Diluted net earnings per share from continuing operations for the full year were $2.10. For the same period, adjusted diluted net earnings per share from continuing operations were $3.15.
For the full year, revenues from continuing operations increased 10.9% year-over-year to $5.83 billion, which included core revenue growth of 10.1%.
James A. Lico, President and Chief Executive Officer, stated, “Fortive delivered outstanding operating performance again in 2022, reflecting our leading positions in critical customer workflows and our more resilient portfolio. In the fourth quarter, we generated 14 percent core revenue growth, 11 percent adjusted earnings per share growth, and robust margin expansion and cash flow generation. The business we have built over the past six years is delivering differentiated results even in a challenging environment, and our ability to execute is a testament to the power and rigorous application of the Fortive Business System, as exemplified by our record core growth, margins and cash flow in 2022.”
For the first quarter of 2023, Fortive anticipates revenue of $1.40 billion to $1.44 billion, diluted net earnings per share from continuing operations of $0.47 to $0.50 and adjusted diluted net earnings per share from continuing operations of $0.71 to $0.74.

For the full year 2023, Fortive anticipates revenue of $5.95 billion to $6.10 billion, diluted net earnings per share from continuing operations of $2.30 to $2.45, and adjusted diluted net earnings per share from continuing operations of $3.25 to $3.40.
Mr. Lico continued, “We expect that 2023 will be another year of growth and margin expansion in each of our strategic segments. The strength of our backlog position against normalizing demand gives us confidence in our ability to grow through a decline in hardware products orders in the first half, while our software businesses continue their strong pace of growth. Combined with our FBS-driven execution and productivity initiatives, we are in an excellent position to make a real difference for our customers, employees and shareholders despite the economic uncertainty in the year ahead.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 12:00 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 888-440-6928 within the U.S. or by dialing 646-960-0328 outside the U.S. a few minutes before 12:00 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 6922572). A replay of the conference call will be available two hours after the completion of the call until Wednesday, February 15, 2023. Once available, you can access the conference call replay by dialing 800-770-2030 within the U.S. or 647-362-9199 outside the U.S. (access code 6922572) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT FORTIVE
Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Fortive’s strategic segments - Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions - include well-known brands with leading positions in their markets. The company’s businesses design, develop, service, manufacture, and market professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 18,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
VONTIER SEPARATION
On October 9, 2020, Fortive completed the separation of its prior Industrial Technologies segment by distributing 80.1% of the outstanding shares of Vontier Corporation (“Vontier”), the entity incorporated to hold such businesses, to Fortive stockholders (the “Separation”) on a pro rata basis.
As the Separation occurred during the fourth fiscal quarter of 2020, Fortive has classified Vontier as a discontinued operation in its financial statements for all periods.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” “free cash flow,” and “core revenue growth,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including statements regarding the impact of the COVID-19 pandemic, business and acquisition opportunities, impact of acquisitions and dispositions, leadership succession, anticipated financial results, economic conditions, industry trends, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. These factors include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, the spread of, and the remedial effort related to COVID-19, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, changes in trade relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, geopolitical, including war and sanctions, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, risk related to tax treatment of the Separation, impact of our indemnification obligation to Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters and climate change. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2021. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Elena Rosman
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(unaudited)	(unaudited)	(unaudited)
Sales	$1,529.9	$1,374.8	$5,825.7	$5,254.7
Cost of Sales	(637.4)	(580.8)	(2,462.3)	(2,247.6)
Gross profit	892.5	794.0	3,363.4	3,007.1
Operating costs:
Selling, general and administrative expenses	(499.8)	(499.4)	(1,956.6)	(1,839.5)
Research and development expenses	(101.2)	(93.0)	(401.5)	(354.8)
Russia exit and wind down costs	(0.6)	—	(17.9)	—
Operating profit	290.9	201.6	987.4	812.8
Non-operating income (expense), net:
Interest expense, net	(32.1)	(25.2)	(98.3)	(103.2)
Loss on extinguishment of debt	—	—	—	(104.9)
Gain on investment in Vontier Corporation	—	—	—	57.0
Gain on litigation resolution	—	3.9	—	29.9
Other non-operating expense, net	(1.8)	(4.6)	(15.6)	(14.1)
Earnings from continuing operations before income taxes	257.0	175.7	873.5	677.5
Income taxes	(29.8)	(7.8)	(118.3)	(63.3)
Net earnings from continuing operations	227.2	167.9	755.2	614.2
Loss from discontinued operations, net of income taxes	—	(2.9)	—	(5.8)
Net earnings	227.2	165.0	755.2	608.4
Mandatory convertible preferred dividends	—	—	—	(34.5)
Net earnings attributable to common stockholders	$227.2	$165.0	$755.2	$573.9

Net earnings per common share from continuing operations:
Basic	$0.64	$0.47	$2.12	$1.66
Diluted	$0.64	$0.46	$2.10	$1.65
Net loss per share from discontinued operations:
Basic	$—	$(0.01)	$—	$(0.02)
Diluted	$—	$(0.01)	$—	$(0.02)
Net earnings per share:
Basic	$0.64	$0.46	$2.12	$1.64
Diluted	$0.64	$0.45	$2.10	$1.63
Average common stock and common equivalent shares outstanding:
Basic	353.8	359.3	356.4	349.0
Diluted	356.7	362.9	360.8	352.3
The sum of net earnings per share amounts may not add due to rounding.
This information is presented for reference only. Final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(unaudited)	(unaudited)	(unaudited)
Sales:
Intelligent Operating Solutions	$634.7	$579.8	$2,466.1	$2,169.4
Precision Technologies	553.0	473.9	2,038.2	1,848.9
Advanced Healthcare Solutions	342.2	321.1	1,321.4	1,236.4
Total	$1,529.9	$1,374.8	$5,825.7	$5,254.7

Operating Profit:
Intelligent Operating Solutions	$150.4	$93.6	$519.4	$408.5
Precision Technologies	142.8	106.9	491.3	408.0
Advanced Healthcare Solutions	34.5	26.1	107.9	101.9
Other (a)	(36.2)	(25.0)	(113.3)	(105.6)
Russia exit and wind down costs	(0.6)	—	(17.9)	—
Total	$290.9	$201.6	$987.4	$812.8

Operating Margins:
Intelligent Operating Solutions	23.7%	16.1%	21.1%	18.8%
Precision Technologies	25.8%	22.6%	24.1%	22.1%
Advanced Healthcare Solutions	10.1%	8.1%	8.2%	8.2%
Total	19.0%	14.7%	16.9%	15.5%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.

This information is presented for reference only. Final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
($ and shares in millions, except per share amounts)

	As of
	December 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$709.2	$819.3
Accounts receivable less allowance for doubtful accounts of $43.9 million and $39.7 million, respectively	958.5	930.2
Inventories	536.7	512.7
Prepaid expenses and other current assets	272.6	252.7
Total current assets	2,477.0	2,514.9

Property, plant and equipment, net	421.9	395.5
Other assets	455.8	512.9
Goodwill	9,048.5	9,152.0
Other intangible assets, net	3,487.4	3,890.2
Total assets	$15,890.6	$16,465.5

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	999.7	2,151.7
Trade accounts payable	623.0	557.9
Accrued expenses and other current liabilities	1,104.4	1,005.3
Total current liabilities	2,727.1	3,714.9

Other long-term liabilities	1,223.3	1,426.3
Long-term debt	2,251.6	1,807.3
Commitments and Contingencies

Equity:
Preferred stock: $0.01 par value, 15.0 million shares authorized and no shares issued or outstanding at December 31, 2022 and December 31, 2021	—	—
Common stock: $0.01 par value, 2.0 billion shares authorized; 361.5 million and 360.4 million issued; 352.9 million and 359.1 million outstanding at December 31, 2022 and December 31, 2021, respectively	3.6	3.6
Additional paid-in capital	3,706.3	3,670.0
Treasury shares, at cost:	(442.9)	—
Retained earnings	6,742.1	6,023.6
Accumulated other comprehensive loss	(325.7)	(185.0)
Total Fortive stockholders’ equity	9,683.4	9,512.2
Noncontrolling interests	5.2	4.8
Total stockholders’ equity	9,688.6	9,517.0
Total liabilities and equity	$15,890.6	$16,465.5
This information is presented for reference only. Final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
($ in millions)

	Year Ended December 31
	2022	2021
	(unaudited)
Cash flows from operating activities:
Net earnings from continuing operations	$755.2	$614.2
Noncash items:
Amortization	382.1	320.8
Depreciation	83.5	74.7
Stock-based compensation expense	93.8	77.4
Russia exit and wind down costs	9.2	—
Loss on extinguishment of debt	—	104.2
Gain on investment in Vontier Corporation	—	(57.0)
Gain on litigation resolution	—	(29.9)
Change in deferred income taxes	(62.1)	(41.0)
Change in accounts receivable, net	(52.1)	(84.1)
Change in inventories	(40.3)	(53.6)
Change in trade accounts payable	81.3	73.4
Change in prepaid expenses and other assets	10.7	(34.5)
Change in accrued expenses and other liabilities	41.9	28.3
Total operating cash provided by continuing operations	1,303.2	992.9
Total operating cash used in discontinued operations	—	(31.8)
Net cash provided by operating activities	1,303.2	961.1

Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(12.8)	(2,570.1)
Payments for additions to property, plant and equipment	(95.8)	(50.0)
Proceeds from sale of business and properties	9.6	4.5
All other investing activities	(3.5)	—
Net cash used in investing activities	(102.5)	(2,615.6)

Cash flows from financing activities:
Proceeds from borrowings (maturities greater than 90 days), net of issuance costs	1,394.1	999.8
Net proceeds from commercial paper borrowings	38.5	364.9
Payment of 0.875% convertible senior notes due 2022	(1,156.5)	—
Repurchase of common shares	(442.9)	—
Repayment of borrowings (maturities greater than 90 days)	(1,000.0)	(611.1)
Payment of common stock cash dividend to shareholders	(99.5)	(97.7)
Payment of mandatory convertible preferred stock cash dividend to shareholders	—	(34.5)
All other financing activities	(6.7)	30.6
Net cash used in financing activities	(1,273.0)	652.0

Effect of exchange rate changes on cash and equivalents	(37.8)	(3.0)
Net change in cash and equivalents	(110.1)	(1,005.5)
Beginning balance of cash and equivalents	819.3	1,824.8
Ending balance of cash and equivalents	$709.2	$819.3

This information is presented for reference only. Final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Management believes that each of the non-GAAP financial measures described below provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings per Share from Continuing Operations
We disclose the non-GAAP measures of historical adjusted net earnings from continuing operations and historical and forecasted adjusted diluted net earnings per share from continuing operations, which to the extent applicable, make the following adjustments to GAAP net earnings from continuing operations and GAAP diluted net earnings per share from continuing operations:
•Excluding on a pretax basis amortization of acquisition-related intangible assets;
•Excluding on a pretax basis acquisition-related items;
•Excluding on a pretax basis the effect of gains and losses from our equity investments;
•Excluding on a pretax basis Russia exit and wind down costs;
•Excluding on a pretax basis the gain and loss on sale of business;
•Excluding on a pretax basis the gain on litigation resolution;
•Excluding the pretax loss on debt extinguishment, net of non-recurring gain on our investment in Vontier common stock;
•Excluding on a pretax basis the non-cash interest expense associated with our 0.875% convertible senior notes;
•Excluding on a pretax basis the cost incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature, and planning requirements, as well as the macroeconomic drivers and inconsistent frequency of such plans), from ongoing productivity improvements (the “Discrete Restructuring Charges”);

•Excluding the tax effect (to the extent tax deductible) of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward;
•With respect to the adjusted diluted net earnings per share, included the impact of the assumed conversion of our Mandatory Convertible Preferred Stock (“MCPS”) at the beginning of the period; and
•Including the actual cash interest expense on our 0.875% Convertible Senior Notes due 2022 (“Convertible Notes”) that was not included under the if-converted methodology mandated in 2022 and, with respect to the adjusted diluted net earnings per share, excluding the outstanding shares of common stock imputed under the in-converted methodology for the Convertible Notes that, in fact, were repaid and settled without issuance of any shares of common stock. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share.
Acquisition and Divestiture Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest of businesses and assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and related amortization term and the inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs deemed significant (“Transaction Costs”), which includes acquisition, divestiture, or integration costs related to completed or announced transactions, and non-recurring gain on disposition of assets are unique to each transaction, are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. We adjust for, and identify as significant, Transaction Costs, acquisition related fair value adjustments to inventory, integration costs and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets and inventory fair value adjustments related to past acquisitions will recur in future periods until such intangible assets and inventory fair value adjustments, as applicable, have been fully amortized.
Gains and Losses from Equity Investments
We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.
In addition, we adjust for remeasurement gains and losses on equity investments, as well as impairment losses. We believe such adjustments facilitate comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Russia Ukraine Conflict
In connection with the invasion of Ukraine by Russian forces, the Company exited business operations in Russia in the second quarter of 2022, other than for ASP’s sterilization products, which are exempt from international sanctions as humanitarian products. Our business in Russia and Ukraine accounted for less than 1.0% of total revenue and less than 0.2% of total assets for the fiscal year ended December 31, 2021.

As a result of the exit of our business operations in Russia, the Company recorded a pre-tax charge totaling $16.2 million, $1.1 million, and $0.6 million in the second, third and fourth quarters of 2022, respectively, to reflect the write-off of net assets, the write-off of the cumulative translation adjustment in earnings for legal entities deemed substantially liquidated, and to record provisions for employee severance and legal contingencies. These costs are identified as the “Russia exit and wind down costs” in the Consolidated Statements of Earnings. We adjust for the non-recurring Russia exit and wind down costs because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Gain and loss on sale of business
On September 30, 2022, we completed the sale of our Therapy Physics product line, which was reported in our Advanced Healthcare Solutions segment, to an unrelated third party for total consideration of $9.6 million. As a result of the sale, we recorded, net of transaction costs, a net realized pre-tax gain totaling $2.3 million during the third quarter of 2022, and a net realized pre-tax loss totaling $1.8 million during the fourth quarter of 2022, both of which are recorded as “Other non-operating expense, net” in the Consolidated Statements of Earnings. We adjust for the gain and loss on the sale of our Therapy Physics product line because we believe that this adjustment facilitates comparison of our operational performance with prior and future periods.
Gain on Litigation Resolution
Prior to our acquisition of ASP, Johnson & Johnson received a Civil Investigative Demand from the United States Department of Justice (“DOJ”) regarding a False Claims Act investigation arising from a whistleblower lawsuit pertaining to the pricing, quality, marketing, and promotion of certain of ASP’s products. Based on the totality of available information on April 1, 2019, the principal closing date of the acquisition, and throughout the applicable measurement period, management allocated $26 million of the $2.7 billion purchase price to a potential liability related to the aforementioned litigation.

Management had continually evaluated the likelihood and magnitude of the asserted claims based on new information that became available. In the second quarter of 2021, following the unsealing of the whistleblower lawsuit and DOJ’s declination to intervene in the litigation, the plaintiff dismissed the lawsuit. Based on these developments, management derecognized the litigation liability from our Consolidated Balance Sheet and recorded as a Gain on litigation resolution of $26 million within Non-operating income (expense), net in our Consolidated Statements of Earnings during the year ended December 31, 2021.

During 2019, we acquired Censis Technologies (“Censis”). At the closing date of the purchase of Censis, a contractual liability existed which management allocated to the purchase price and was recorded in our Consolidated Balance Sheet. During the fourth quarter of 2021, that liability was discharged for an amount less than the amount allocated, and the excess was recorded as a Gain on litigation resolution of $3.9 million within Non-operating income (expense), net in our Consolidated Statements of Earnings during the three months and year ended December 31, 2021.

We adjust for the non-recurring effect of the gain on litigation resolution because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Gain on Retained Investment in Vontier and Loss on Extinguishment of Debt
On October 9, 2020, we completed the Vontier Separation and retained 19.9% of the shares of Vontier common stock immediately following the Separation (“Retained Vontier Shares”). We did not retain a controlling interest in Vontier and therefore the fair value of our Retained Vontier Shares was included in our assets of continuing operations as of December 31, 2020, and subsequent fair value changes are included in our results from continuing operations for the six month period ended July 1, 2021.
On January 19, 2021, we completed the Debt-for-Equity Exchange of 33.5 million shares of common stock of Vontier, representing all of the Retained Vontier Shares, for $1.1 billion in aggregate principal amount of indebtedness of the Company held by Goldman Sachs & Co., including (i) all $400.0 million of the 364-day delayed-draw term loan due March 22, 2021 and (ii) $683.2 million of the delayed-draw term loan due May 30, 2021. The change in fair value of the Retained Vontier Shares and the resulting gain of $57.0 million was recorded in the six month period ended July 1, 2021. We recorded a loss on extinguishment of the debt included in the Debt-for-Equity Exchange of $94.4 million in the six month period ended July 1, 2021.
Additionally, on February 9, 2021 we repurchased $281 million of the Convertible Notes at fair value using the remaining cash proceeds received from Vontier in the Separation and other cash on hand. In connection with the repurchase, we recorded a loss on debt extinguishment during the nine month period ended October 1, 2021 of $10.5 million.
We adjust for the non-recurring effect of the gain on our investment in the Retained Vontier Shares and the corresponding loss on debt extinguishment because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Convertible Notes
On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”), including $187.5 million in aggregate principal amount resulting from an exercise in full of an over-allotment option. The Convertible Notes bear interest at a rate of 0.875% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The Notes matured on February 15, 2022 and were settled in cash.
Of the proceeds received from the issuance of the Convertible Senior Notes, $1.3 billion was classified as debt and $102.2 million was classified as equity, using an assumed effective interest rate of 3.38%. We recognize interest expense on the outstanding notes using the 3.38% assumed rate, and pay interest to holders of the notes at a coupon rate of 0.875%. We believe that adjusting for the non-cash imputed interest expense between the assumed rate and coupon rate provides additional insight into our cash interest expense.
On January 1, 2022, we adopted ASU 2020-06, which amends the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Although the Convertible Notes were, pursuant to the terms of the corresponding indenture, repaid in cash only and retired without issuance of additional shares of common stock, we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the share impacts of applying the if-converted method for purposes of calculating Adjusted average common stock and common equivalent shares outstanding. In addition, although the Company paid interest accrued on the Convertible Notes in cash, the interest expense is not included in the GAAP diluted net earnings from continuing operations and from GAAP diluted net earnings per share under the if-converted methodology. Because we paid the interest expense in cash and because the interest expense was included in the prior year’s results, we have added the cash interest expense on the Convertible Notes during six months ended July 1, 2022 in calculating the adjusted net earnings for the same period.
Discrete Restructuring Costs
We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans originating from significant macroeconomic trends or material disruptions to operations, economy or capital markets) from the ongoing productivity improvements that result from application of the Fortive Business System or from execution of general cost saving strategies. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we will exclude these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition are not included in this adjustment but are instead included in Transaction Costs.
Mandatory Convertible Preferred Stock
In June 2018, we issued $1.38 billion in aggregate liquidation preference of shares of our 5.00% MCPS. Dividends on the MCPS were payable on a cumulative basis at an annual rate of 5.00% on the liquidation preference of $1,000 per share. On July 1, 2021 each share of the MCPS then outstanding automatically converted into 14.0978 shares of the Company’s common stock. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock was determined based on the average volume weighted average price per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021.
For the purposes of calculating adjusted earnings and adjusted earnings per share in periods when the MCPS are anti-dilutive, we have excluded the MCPS dividend and, for the purposes of calculating adjusted earnings per share, assumed the “if-converted” method of share dilution and assumed the shares were converted at the beginning of the period (the incremental shares of common stock deemed outstanding applying the “if-converted” method of share dilution, the “MCPS Converted Shares”). We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS had they been converted at the beginning of the period. For periods where the MCPS are dilutive, no such adjustment is made, as the “if-converted” method is applied and the assumed conversion is already included.

Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition and the effect of purchase accounting adjustments, less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.
Free Cash Flow
We use the term “free cash flow” when referring to cash provided by operating activities calculated according to GAAP less payments for additions to property, plant, and equipment.
Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Adjusted Net Earnings From Continuing Operations
(unaudited)

	Three Months Ended		Twelve Months Ended
($ in millions)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Earnings Attributable to Common Stockholders from Continuing Operations (GAAP) (a)	$227.2	$167.9	$755.2	$579.7
Dividends on the mandatory convertible preferred stock to apply if-converted method (a)	—	—	—	34.5
Net Earnings from Continuing Operations (GAAP)	$227.2	$167.9	$755.2	$614.2
Interest on the Convertible Notes to apply if-converted method (b)	—	—	2.1	—
Tax effect of the Convertible Notes to apply if-converted method (c)	—	—	(0.3)	—
Diluted Net Earnings from Continuing Operations (GAAP)	227.2	167.9	757.0	614.2
Pretax amortization of acquisition-related intangible assets	94.8	85.4	382.2	320.8
Pretax acquisition-related items (d)	3.7	36.2	27.1	66.8
Pretax losses from equity investments (e)	2.1	3.9	17.3	11.6
Pretax Russia exit and wind down costs	0.6	—	17.9	—
Pretax (gain) loss on sale of business	1.8	—	(0.5)	—
Pretax interest expense on Convertible Notes to reverse if-converted method (b)	—	—	(2.1)	—
Pretax gain on litigation resolution	—	(3.9)	—	(29.9)
Pretax loss on debt extinguishment, net of gain on Vontier common stock	—	—	—	47.9
Pretax non-cash interest expense associated with our Convertible Notes	—	7.2	—	29.1
Pretax discrete restructuring charges	—	12.2	—	12.2
Tax effect of the adjustments reflected above (c)	(17.2)	(20.9)	(65.9)	(76.3)
Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$313.0	$288.0	$1,133.0	$996.4

(a) On July 1, 2021, all outstanding shares of our MCPS converted at a rate of 14.0978 common shares per share of preferred stock into an aggregate of approximately 19.4 million shares (net of fractional shares). The MCPS were anti-dilutive for the year ended December 31, 2021 and as such GAAP net earnings per share was calculated using net earnings from continuing operations attributable to common stockholders.
(b) Beginning with our adoption of ASU 2020-06 on January 1, 2022 we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share.
(c) The dividend on the MCPS is not tax deductible. The gain on the fair value change in Vontier common stock had no tax effect. The tax effect of the adjustments includes all other line items.
(d) Includes pretax Transaction Costs and acquisition-related fair value adjustments to inventory related to significant acquisitions.
(e) Includes pretax losses from equity method investments and, an $8.1 million pretax impairment loss on an equity investment in the third quarter of 2022.

Adjusted Diluted Net Earnings Per Share from Continuing Operations
(unaudited)

	Three Months Ended(a)		Twelve Months Ended(a)
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Earnings Attributable to Common Stockholders from Continuing Operations (GAAP) (b)	$0.64	$0.46	$2.10	$1.65
Dividends on the mandatory convertible preferred stock to apply if-converted method (b)	—	—	—	0.10
Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the MCPS Converted Shares had been outstanding (b)	—	—	—	(0.05)
Net Earnings Per Share from Continuing Operations (GAAP)	0.64	0.46	2.10	1.70
Interest on the Convertible Notes to apply if-converted method (c)	—	—	—	—
Tax effect of the Convertible Notes to apply if-converted method (c)	—	—	—	—
Diluted Net Earnings Per Share from Continuing Operations (GAAP)	0.64	0.46	2.10	1.70
Pretax amortization of acquisition-related intangible assets	0.27	0.24	1.06	0.89
Pretax acquisition-related items (d)	0.01	0.10	0.08	0.19
Pretax losses from equity investments (e)	0.01	0.01	0.05	0.03
Pretax Russia exit and wind down costs	—	—	0.05	—
Pretax (gain) loss on sale of business	0.01	—	—	—
Pretax interest expense on Convertible Notes to reverse if-converted method (c)	—	—	—	—
Pretax gain on litigation resolution	—	(0.01)	—	(0.08)
Pretax loss on debt extinguishment, net of gain on Vontier common stock	—	—	—	0.13
Pretax non-cash interest expense associated with our Convertible Notes	—	0.02	—	0.08
Pretax discrete restructuring charges	—	0.03	—	0.03
Tax effect of the adjustments reflected above (f)	(0.05)	(0.06)	(0.19)	(0.21)
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.88	$0.79	$3.15	$2.75

(a) Each of the per share adjustments below was calculated assuming the MCPS Converted Shares had converted at the beginning of the period prior to their conversion on July 1, 2021. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.
(b) Prior to their conversion on July 1, 2021, the MCPS were anti-dilutive for the year ended December 31, 2021, and as such GAAP net earnings per share was calculated using net earnings from continuing operations attributable to common stockholders.
(c) Beginning with our adoption of ASU 2020-06 on January 1, 2022 we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share. The impact of the after tax adjustment to GAAP diluted net earnings per share for the twelve months ended December 31, 2022 rounds to zero.

(d) Includes pretax Transaction Costs and acquisition-related fair value adjustments to inventory related to significant acquisitions.
(e) Includes pretax losses from equity method investments and, an $8.1 million pretax impairment loss on an equity investment in the third quarter of 2022.
(f) The dividend on the MCPS is not tax deductible and the convertible note interest is calculated on a net of tax basis. The gain on the fair value change in Vontier common stock had no tax effect. The tax effect of the adjustments includes all other line items.
The sum of the components of adjusted diluted net earnings per share from continuing operations may not equal due to rounding.

Adjusted Diluted Shares Outstanding
(unaudited)

	Three Months Ended		Twelve Months Ended
(shares in millions)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Average common diluted stock outstanding	356.7	362.9	360.8	352.3
MCPS Converted Shares (a)	—	—	—	9.9
Convertible Notes - if converted shares (b)	—	—	(1.6)	—
Adjusted average common stock and common equivalent shares outstanding	356.7	362.9	359.2	362.2

(a) Prior to their conversion on July 1, 2021, the MCPS were anti-dilutive during the year ended December 31, 2021. The number of MCPS Converted Shares for the year ended December 31, 2021 assumes the conversion of all 1.38 million shares at the conversion rate of 14.0978 at the beginning of the period.
(b) Beginning with our adoption of ASU 2020-06 on January 1, 2022 we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no conversion into common shares occurred, we have reversed the if-converted method impact to exclude the assumed share settlement.

Core Revenue Growth
(unaudited)

	% Change Three Months Ended December 31, 2022 vs. Comparable 2021 Period	% Change Twelve Months Ended December 31, 2022 vs. Comparable 2021 Period
Total Revenue Growth (GAAP)	11.3%	10.9%
Core (Non-GAAP)	13.8%	10.1%
Acquisitions (Non-GAAP)	1.4%	3.9%
Impact of currency translation (Non-GAAP)	(3.9)%	(3.1)%

Free Cash Flow From Continuing Operations
(unaudited)

($ in millions)	Three Months Ended			Twelve Months Ended
	December 31, 2022	December 31, 2021	% Change	December 31, 2022	December 31, 2021	% Change
Operating Cash Flows from Continuing Operations (GAAP)	$464.2	$287.0	61.7%	$1,303.2	$992.9	31.3%
Less: purchases of property, plant & equipment (capital expenditures) from continuing operations (GAAP)	(36.1)	(22.0)		(95.8)	(50.0)
Free Cash Flow from Continuing Operations (Non-GAAP)	$428.1	$265.0	61.5%	$1,207.4	$942.9	28.1%

Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations
(unaudited)

	Three Months Ending March 31, 2023		Twelve Months Ending December 31, 2023
	Low End	High End	Low End	High End
Forecasted Net Earnings Per Share from Continuing Operations (GAAP)	$0.47	$0.50	$2.30	$2.45
Anticipated pretax amortization of acquisition-related intangible assets	0.26	0.26	1.04	1.04
Anticipated pretax losses from equity investments	—	—	0.03	0.03
Anticipated pretax discrete restructuring charges	0.03	0.03	0.06	0.06
Tax effect of the adjustments reflected above	(0.05)	(0.05)	(0.18)	(0.18)
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.71	$0.74	$3.25	$3.40

The sum of the components of forecasted adjusted diluted net earnings per share from continuing operations may not equal due to rounding.